Exhibit 99.1

Contacts:
	Semitool, Inc. Larry Viano, CFO and Vice President 406.752.2107 lviano@semitool.com	Pfeiffer High Investor Relations, Inc. Geoff High 303.393.7044 www.pfeifferhigh.com

Semitool Provides Bookings Update

Company to Present at Ninth Annual Needham Growth Conference

KALISPELL, MT – January 9, 2007 — Semitool, Inc. (Nasdaq: SMTL — News), a leading manufacturer of wafer processing equipment for the semiconductor industry, today announced it recorded $45 million in bookings during the first fiscal quarter ended December 31, 2006. Bookings in the comparable prior-year quarter were $65.5 million.

Larry Murphy, president and chief operating officer, said, “It appeared going into the quarter that it was going to be a flat to down bookings period, a trend others in the industry also have noted. What is encouraging is the new customer penetration we achieved during the quarter, which we believe should keep us on track to meet the fiscal 2007 guidance we provided in our most recent earnings release. Our sales teams are aggressively pursuing a broad range of opportunities with new and existing customers, and we remain encouraged about our prospects for the balance of fiscal 2007.”

Management will discuss bookings and general business trends during a presentation at the Ninth Annual Needham Growth Conference in New York City. The presentation will begin at 3 p.m. Eastern on January 10, 2007. A live webcast of the presentation will be available on Semitool’s website, located at www.semitool.com.

Semitool expects to report consolidated first quarter financial results during the week of January 22, 2007. Details related to the specific date, conference call and webcast will be presented in a subsequent news release.

About Semitool, Inc.
Semitool designs, manufactures and supports highly engineered, multi-chamber single-wafer and batch wet chemical processing equipment used in the fabrication of semiconductor devices. The company’s primary suites of equipment include electrochemical deposition systems for electroplating copper, gold, solder and other metals; surface preparation systems for cleaning, stripping and etching silicon wafers; and wafer transport container cleaning systems. The company’s equipment is used in semiconductor fabrication front-end and back-end processes, including wafer-level packaging.

Headquartered in Kalispell, Montana, Semitool maintains sales and support centers in the United States, Europe and Asia. The company’s stock trades on the Nasdaq National Market under the symbol SMTL. For more information, please visit the company’s website at www.semitool.com.

Safe Harbor Statement
This news release contains forward-looking statements, including statements related to the company’s financial guidance and prospects for fiscal 2007. It also states the company’s earnings results will be announced during the week of January 22, 2007, at which time the bookings information in this release will be supplemented with other consolidated financial results for the first quarter of fiscal year 2007, including revenues, gross margins, net income, net income per share, deferred revenue, shipping and total revenue backlog and cash position. These statements are based on management’s estimates, projections and assumptions as of the date hereof and are subject to risks and uncertainties that are discussed in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2006. Many factors can adversely affect future financial performance, including cancellations and push-backs, unanticipated manufacturing and delivery considerations, customers’ on-site acceptance of our products, unanticipated costs, as well as a number of other risk factors described in our Annual Report on Form 10-K. Our business in general is subject to risks that can cause actual results to differ materially from those anticipated in our forward-looking statements, including, without limitation, demand being adversely affected by the cyclicality in the semiconductor industry, delays in acceptance and payment for shipped tools, the company’s ability to timely deliver and support its products, technological changes that affect our ability to compete, the risks associated with competing on a global basis and possible volatility in key markets such as Asia. We assume no obligation to update forward-looking statements that become untrue because of subsequent events.